Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Private Placement Offering and Extension of Loan Agreement

Coeur d’Alene, Idaho – October 9, 2019 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has initiated a non-brokered US$500,000 private placement offering of units (the “Units”) of the Company at a price of US$0.08 per Unit, with an option to increase the offering by up to 20%, solely to persons who qualify as accredited investors (the "Offering") under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

Each Unit consists of one share of common stock of the Company and one-half common share purchase warrant (each whole such warrant a “Warrant”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.12 per share until the Warrant expiration date of October 15, 2024.

The Company intends to use the net proceeds of the Offering for working capital, and costs associated with exploration drilling expenses.

Subject to review by the TSX Venture Exchange (the “TSX-V”), cash finders’ fees may be payable with respect to subscriptions accepted by the Company.  It is anticipated that certain insiders may participate in the Offering.

The securities offered in the Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of the securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities referenced herein have not been approved or disapproved by any regulatory authority.

Extension of Loan Agreement

On July 30, 2018 (the “Effective Date”), William Matlack (the “Lender”) and the Company entered into an agreement whereby the Company issued a senior unsecured note (the “Note”) to the Lender in exchange for a loan of USD$300,000 (the “Principal Sum”). The Note accrues interest at the rate of 18% per annum, compounded monthly, with a maturity date of January 20, 2020.

The Lender and the Company have agreed to extend the maturity date of the Note from January 20, 2020 to January 20, 2023 (the “Note Extension”). In connection with the initial advance of the Principal Sum, the Company issued the Lender 3,265,500 non-transferrable bonus warrants to purchase common shares of the Company at an exercise price of $0.09 and expiring January 20, 2020 (the “2018 Warrants”). Further to the Note Extension, the Company and the Lender have determined to cancel the 2018 Warrants, and the Company shall issue to Lender 4,000,000 common share purchase warrants of the Company (the “New Bonus Warrants”). The New

Bonus Warrants shall be to purchase common shares of the Company at US$0.075 and expire on January 20, 2023.

The Offering, Note Extension and issuance of New Bonus Warrants remain subject to a number of customary closing conditions, including TSX-V acceptance.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also owns the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the pricing or other terms of the Company’s Offering which includes the Company’s common stock and Warrants, composition or terms of the Warrants, the use of proceeds, finder’s fees or consulting fees payable and insider participation.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com